Exhibit 10.7
                   CHANGE IN CONTROL AND TERMINATION AGREEMENT


     THIS AGREEMENT made as of this 17th day of November 1998, by and between PROGRESS FINANCIAL CORPORATION, a Pennsylvania business corporation and PROGRESS REALTY ADVISORS, INC., a Pennsylvania business corporation and subsidiary of PROGRESS FINANCIAL CORPORATION (collectively the "Company"), and H. Wayne Griest ("Executive").

     WHEREAS, the Executive is presently serving as a director of the Company and as President and Chief Executive Officer of Progress Realty Advisors, Inc.; and

     WHEREAS, the Company recognizes that, as is the case with many publicly held corporations, the possibility of a change in control of the Company exists and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of key management personnel to the detriment of the Company;

     WHEREAS, the Company has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of key members of the Company's management to their assigned duties without distraction and with a view to enhancing the Company's long term shareholder interests in the event of a change in control of the Company; and

     WHEREAS, in order to induce the Executive to remain in the employ of the Company, the Company agrees that the Executive shall receive the compensation and benefits set forth in this Agreement as a cushion against the financial and career impact on the Executive in the event the Executive's employment with the Company is terminated subsequent to a "Change of Control" (as defined in Section 4 hereof) of the Company.

                                    AGREEMENT

     NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows.

     1. Term of Agreement.

     (a) This Agreement shall be effective as of the date first set forth above ("Effective Date") and shall be for a term ending on the fifth anniversary of the Effective Date.

     (b) Notwithstanding the provisions of Section 1 (a) of this Agreement, this Agreement shall terminate automatically as of the effective date of termination of the Executive's employment, and the Executive shall not be entitled to any payments or benefits hereunder, upon termination by the Company of the Executive's employment for Cause. As used in this Agreement, "Cause" shall mean
(A) the Executive's conviction of or plea of guilty or nolo contendere to a felony or the actual incarceration of the Executive for a period of forty-five
(45) consecutive days, (B) the issuance by any federal or state banking authority of an order directing that the Company terminate the Executive's employment with the Company or relieve the Executive of the duties being performed by the Executive for the Company or (C) Executive's willful misconduct or gross negligence in the performance of Executive's duties.

     (c) Notwithstanding the provisions of Section 1 (a) of this Agreement, this Agreement shall terminate automatically as of the effective date of termination of the Executive's employment, and the Executive shall not be entitled to any payments or benefits hereunder, upon termination of the Executive's employment as a result of the Executive's voluntary termination (other than in accordance with Section 2 of this Agreement), retirement at the Executive's election, or death; provided, however, that if the Executive dies after a Notice of Termination (as defined in Section 2 of this Agreement) is delivered by the Executive, the provisions of Section 9(b) of this Agreement shall still apply.

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     (d) Notwithstanding the provisions of Section 1 (a) of this Agreement, this
Agreement shall terminate automatically as of the effective date of termination of the Executive's employment, and the Executive shall not be entitled to any payments or benefits hereunder, upon termination of the Executive's employment as a result of the Executive's disability; provided, however, that, if the Executive becomes disabled after a Notice of Termination (as defined in Section
2 of this Agreement) is delivered by the Executive, the Executive shall nevertheless be entitled to receive all of the compensation and benefits provided for in, and for the term set forth in, Section 3 of this Agreement. For purposes of this Agreement, "disability" shall mean the Executive's incapacity by reason of accident, sickness, or otherwise which renders the Executive mentally or physically incapable of performing the services required by the Executive for three hundred sixty (360) consecutive days.

     2. Change in Control and Termination Provisions. If at any time during the term of this Agreement, there shall be a Change in Control followed by:

          (a) any involuntary termination of the Executive (other than as set forth in Section 1(b), 1(c), or 1(d) of this Agreement);

          (b) the Executive not holding the position of President and Chief Executive Officer of Progress Realty Advisors, Inc., which responsibilities shall be similar to the Executive's duties immediately after the Effective Date;

          (c) any reduction in the sum of Executive's annual base salary and target bonus under the Company's officer or executive bonus plan (EBP) (as distinguished from actual bonus paid) in effect on the Effective Date or as the same may be increased from time to time after the Effective Date;

          (d) any failure to provide the Executive with a target bonus under the EBP (as distinguished from actual bonus paid) comparable to similarly situated executives at the Company;

          (e) any failure to provide the Executive with benefits at least as favorable as then enjoyed or as those enjoyed by similarly situated executives at the Company under the Company's pension, life insurance, medical, health and accident, disability or other written employee plans under which the form and/or amounts of benefits are prescribed in applicable documents;

          (f) any relocation of the Executive's principal site of employment to a location more than 15 miles from the Executive's principal site of employment as of the Effective Date;

          (g) any material breach of this Agreement on the part of the Company; then, at the option of Executive, exercisable by the Executive anytime within sixty (60) days after the occurrence of any of the foregoing events, the Executive may resign from employment with the Company (or, if involuntarily terminated, give notice of intention to collect benefits under this Agreement) by delivering a notice in writing (the "Notice of Termination") to the Company and the provisions of Section 3 of this Agreement shall apply.

     3. Rights in Event of Change in Control Followed by Termination.

     (a) In the event that the Executive delivers a Notice of Termination to the Company in accordance with Section 2 above, the Executive shall be entitled to receive the compensation and benefits set forth below:

          (i) one times the sum of the Executive's annual base salary at the highest amount in effect, and annual cash bonus under the EBP at the highest amount paid, during the two (2) calendar years preceding the year in which the Notice of Termination is delivered, payable in a lump sum or 12 monthly installments at the Executive's election;

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          (ii) life, medical and dental insurance benefits for a period of 12 months following delivery of a Notice of Termination at levels equivalent to the levels to which Executive would have been entitled had the Executive remained in the Company's employ during such period; and

        (iii) outplacement services for a period of twelve months to be provided by a reputable outplacement firm and consist of those services normally provided by such firm for senior executives.

     (b) The Executive shall not be required to mitigate the amount of any payment provided for in this Section 3 by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Section 3 be reduced by any compensation earned by the Executive as the result of employment by another employer or by reason of the Executive's receipt of or right to receive any retirement or other benefits after the date of termination of employment or otherwise; provided, however, that the payments provided for in this Section 3 shall be reduced by the amount actually received by the Executive under the severance policy, if any, of the Company then in effect.

     (c) Except as otherwise provided in this Agreement, the Executive's right to receive payments under this Agreement shall not decrease the amount of, or otherwise adversely affect, any benefits payable to the Executive under any plan, agreement, or arrangement relating to employee benefits provided by the Company.

     (d) Notwithstanding the foregoing provisions of this Section 3, the present value (determined in accordance with the provisions of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code")) of the total amount of all payments under this Section 3 when aggregated with any other payments to Executive which constitute parachute payments (within the meaning of section 280G of the Code) shall in no event exceed 2.99 times the Executive's "base amount" (as determined under Section 280G of the Code).

     (e) Notwithstanding the foregoing provisions of this Section 3, the Executive's right to receive any of the, payments or benefits set forth in this
Section 3 shall be conditioned upon form satisfactory to the Executive's execution of a separation agreement and general release in a form satisfactory to the Company and the Executive.

     4. Change in Control Defined. For the purposes of this Agreement, a "Change in Control" means the occurrence of any of the following: (i) the consummation of a merger or business combination in which the stockholders of the Company immediately prior to the merger own less than 50% of the combined voting power of the outstanding voting securities of the surviving corporation immediately after the merger; (ii) any "person" within the meaning of Section 3(a)(9) of the Securities Exchange Act of 1934 as modified in Sections 13(d) and 14(d) thereof (other than the Company, a subsidiary of the Company, a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a subsidiary, or an underwriter temporarily holding securities pursuant to an offer of such securities) becomes the "beneficial owner" as defined in Rule 13d-3 thereunder, directly or indirectly, of more than 25% of the combined voting power of the outstanding voting securities of the Company; (iii) the approval by the stockholders of the Company of the sale of all or substantially all of the assets of the Company or of a plan of complete liquidation of the Company; or (iv) the termination of W. Kirk Wycoff, without his consent, as the Chief Executive Officer of Progress Financial Corporation or Progress Bank.

     5. Notices. Except as otherwise provided in this Agreement, any notice required or permitted under this Agreement shall be deemed properly given if in writing and if mailed by registered or certified mail, postage prepaid with return receipt requested, to the Executive's residence, in the case of notices to the Executive, and to the principal office of the Company, Attention: Chief Executive Officer, in the case of notices to the Company.

     6. Waiver. No provision of this Agreement may be modified, waived, or discharged unless such waiver, modification, or discharge is agreed to in writing and signed by the Executive and Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

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     7. Assignment. This Agreement shall not be assignable by either party, except by the Company to any successor in interest to the Company's business.

     8. Entire Agreement. This Agreement contains the entire agreement of the parties relating to the subject matter of this Agreement and supersedes any prior agreement and any other prior or contemporaneous oral or written understanding or agreement between the parties relating to such subject matter. Any such prior agreement is terminated in its entirety, and shall no longer have any force or effect, as of the date first above written.

     9. Successors Binding Agreement.

     (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure by the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall constitute a breach of this Agreement and the provisions of Section 3 of this Agreement shall apply. As used in this Agreement, "Company" shall mean the Company as defined previously and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law or otherwise.

     (b) This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, heirs, distributees, devisees, and legatees. If the Executive should die after a Notice of Termination is delivered by the Executive and any amounts would be payable to the Executive under this Agreement if the Executive had continued to live, all such amounts shall be paid in accordance with the terms of this Agreement if paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee, or, if there is no such designee, to the Executive's estate.

     10. Validity. The invalidity or unenforceability of any provision of this shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     11. Applicable Law. This Agreement shall be governed by and construed in the domestic laws (but not the law of conflicts of law) of the Commonwealth of Pennsylvania.

     12. Headings. The headings of the sections of this Agreement are for convenience only and shall not control or affect the meaning or construction or limit the scope or intent of any provisions of this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                          PROGRESS FINANCIAL CORPORATION

                                          By:      /s/ W. Kirk Wycoff
                                                   --------------------
                                          Title:   President
                  (SEAL)                           --------------------
                                          Attest:  /s/ Joyce E. Bilger
                                                   --------------------
                                                      Secretary

     Witness:


     /s/ Lois M. Anerino                           /s/ H.Wayne Griest
     ------------------------                      --------------------
                                                   H.Wayne Griest,
                                                   President of Progress Realty
                                                   Advisors, Inc.

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